Exhibit 99.3
FOR IMMEDIATE RELEASE

HC2 Portfolio Company MediBeaconTM Granted
Breakthrough Device Status From FDA for Transdermal GFR Measurement System

MediBeacon’s Breakthrough Device is Intended to Measure GFR in
Patients with Impaired or Normal Kidney Function

NEW YORK, October 22, 2018 (GlobeNewswire) - HC2 Holdings, Inc. (“HC2”) (NYSE:HCHC), a diversified holding company, announced today that the U.S. Food and Drug Administration (“FDA”) has granted Breakthrough Device designation to MediBeacon Inc., a portfolio company within HC2’s Pansend Life Sciences subsidiary, for the company’s Transdermal GFR Measurement System (“TGFR”). The device is intended to measure Glomerular Filtration Rate (“GFR”) in patients with impaired or normal renal function.1
MediBeacon’s TGFR, which is designated by the FDA to be a combination product includes an optical skin sensor, monitor and MB-102, which is a proprietary fluorescent tracer agent that glows in the presence of light. The TGFR is designed to provide clinicians continuous real-time measurement of GFR at the point of care with no need for blood sampling or urine collection.
The ability to measure GFR is of high clinical interest especially in patients with or at risk of kidney disease. Kidney disease is a hidden epidemic, affecting more than 850 million people worldwide. This is twice the number of people who have diabetes and more than 20 times the number of people with cancer.2
Under the Breakthrough Devices program, a provision of the 21st Century Cures Act, the FDA works with companies to expedite regulatory review in order to give patients more timely access to diagnostic and therapeutic technologies. According to the FDA, a “Breakthrough Device” like the TGFR is a product that has the potential to be more effective at diagnosing a life-threatening or irreversibly debilitating disease or condition compared to the current standard of care.3
“We are extremely excited about MediBeacon’s breakthrough real-time kidney function measurement system,” said Philip Falcone, HC2’s Chairman, Chief Executive Officer and President. “HC2 is committed to continued support of this remarkable innovation which has the potential to help millions of people around the world.”
“We are delighted that the FDA has recognized the Transdermal GFR Measurement System meets the requirements for this designation,” said Steve Hanley, MediBeacon Chief Executive Officer. “We look forward to continued close collaboration with the FDA as we begin our pivotal multicenter clinical study in the United States and Europe.”
MediBeacon tracer agents and devices, including the TGFR, are not approved or cleared for human use by any regulatory agency.
About HC2
HC2 Holdings, Inc. is a publicly traded (NYSE:HCHC) diversified holding company, which seeks opportunities to acquire and grow businesses that can generate long-term sustainable free cash flow and attractive returns in order to maximize value for all stakeholders. HC2 has a diverse array of operating subsidiaries across eight reportable segments, including Construction, Marine Services, Energy, Telecommunications, Life Sciences, Broadcasting, Insurance and Other. HC2’s largest operating subsidiaries include DBM Global Inc., a family of companies providing fully integrated structural and steel construction services, and Global Marine Systems Limited, a leading provider of engineering and underwater services on submarine cables. Founded in 1994, HC2 is headquartered in New York, New York. Learn more about HC2 and its portfolio companies at www.hc2.com.

About MediBeacon Inc.
MediBeacon’s mission is to commercialize biocompatible optical diagnostic agents for physiological monitoring, surgical guidance, and imaging of pathological disease in the human population. Several product concepts in these arenas are contained in the MediBeacon Intellectual Property estate. MediBeacon’s portfolio includes a renal function system that uses an optical skin sensor combined with a proprietary fluorescent tracer agent that glows in the presence of light. This system, currently in human trials, is designed to enable clinically practical point of care measurement of a patient’s kidney function. Learn more about MediBeacon at www.medibeacon.com.
Cautionary Statement Regarding Forward-Looking Statements
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This release contains, and certain oral statements made by HC2’s representatives from time to time may contain, forward-looking statements. Generally, forward-looking statements include information describing actions, events, results, strategies and expectations and are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions. The forward-looking statements in this press release include, without limitation, statements regarding HC2’s expectation regarding building shareholder value and future cash and invested assets.  Such statements are based on the beliefs and assumptions of HC2’s management and the management of HC2’s subsidiaries and portfolio companies. HC2 believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and HC2’s actual results could differ materially from those expressed or implied in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent reports on Forms 10-K, 10-Q and 8-K. Such important factors include, without limitation, issues related to the restatement of HC2’s financial statements; the fact that HC2 has historically identified material weaknesses in its internal control over financial reporting, and any inability to remediate future material weaknesses; capital market conditions; the ability of HC2's subsidiaries and portfolio companies to generate sufficient net income and cash flows to make upstream cash distributions; volatility in the trading price of HC2 common stock; the ability of HC2 and its subsidiaries and portfolio companies to identify any suitable future acquisition opportunities; HC2’sability to realize efficiencies, cost savings, income and margin improvements, growth, economies of scale and other anticipated benefits of strategic transactions; difficulties related to the integration of financial reporting of acquired or target businesses; difficulties completing pending and future acquisitions and dispositions; effects of litigation, indemnification claims, and other contingent liabilities; changes in regulations and tax laws; and risks that may affect the performance of the operating subsidiaries and portfolio companies of HC2. Although HC2 believes its expectations and assumptions regarding its future operating performance are reasonable, there can be no assurance that the expectations reflected herein will be achieved. These risks and other important factors discussed under the caption “Risk Factors” in HC2’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), and HC2’s other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release.
You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to HC2 or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and unless legally required, HC2 undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
For information on HC2 Holdings, Inc., please contact:
Andrew G. Backman
Managing Director
Investor Relations & Public Relations
abackman@hc2.com
212-339-5836

1 Data on file. MediBeacon Inc., St. Louis, MO.
2 Joint Press Release, June 27, 2018 “The hidden epidemic: Worldwide, over 850 million people suffer from kidney diseases”, American Society of Nephrology - ASN (https://www.asn-online.org ), ERA-EDTA (http://web.era-edta.org ) and ISN (https://www.theisn.org).
3 U.S. Food and Drug Administration. https://www.fda.gov/downloads/MedicalDevices/DeviceRegulationandGuidance/GuidanceDocuments/UCM581664.pdf